THE NOTE EVIDENCED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

CONVERTIBLE NOTE

Northsight Capital, Inc.

US 50,000

February 29, 2016

FOR VALUE RECEIVED, the undersigned, Northsight Capital, Inc., a Nevada corporation, with its principal executive offices at 7740 East Evans Rd., Scottsdale, AZ 85260 (“Maker”), hereby promises to pay, subject to Section 4 hereof, to the order of Tumbleweed Holdings, Inc., whose address is 720 Fifth Avenue, 10th Floor, New York, NY 10019 (“Holder”), the sum of FIFTY THOUSAND DOLLARS (US $50,000)  and any other fees and charges, on February 28, 2017, subject to reasonable extension, with the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed (the “Maturity Date”).

1.  Interest.  Interest shall not be payable under this Note unless and until the principal due hereunder has been paid in full.  Once the principal amount of this Note has been paid in full (or converted into shares of Maker’s common stock, as provided herein), interest shall only be payable under this Note if and to the extent that the Maker’s majority joint venture company (which owns the URL www.jointlovers.com) (“JVCO”) has revenues, in which case, interest shall be payable as follows: Maker shall pay to Holder quarterly in arrears an amount equal to the product of (i) a fraction, the numerator of which is the original principal amount of this Note and the denominator of which is the principal amount of all the Notes issued in this series of Notes and (ii) twenty five (25%) percent of the Net Revenues (defined below), after deduction of Operating Expenses (defined below), of JVCO, until such time as the Holder has been paid an aggregate of fifty (50%) percent of the original face amount of this Note.

For purposes of this Note, “Net Revenues” shall be defined as any and all revenues of JVCO, including but not limited to revenues derived from memberships, advertising, email lists, product sales, and data, less any additional amounts that the JVCO partners determine to be necessary to meet the operating needs of the Business, but not less than ten (10%) percent of gross revenues. For purposes of this Note, “Operating Costs” shall be defined as hosting, servers, website maintenance, marketing, social media, advertising, customer service and support, audit and accounting, taxes, tax preparation, filings and general and administrative support. For the avoidance of doubt, if (i) the principal amount of this Note has been paid in full (or converted), (ii) the original amount of this Note is $100,000 and the total amount of Notes in the series is $500,000, (iii) JVCO has revenues after operating expenses of $250,000 in a given quarter, then it shall pay to the holder of this Note $12,500 with respect to such quarter, determined as follows: $100,000/$500,000 X 25% ($250,000) = $12,500.

2.  Prepayment.  The principal balance of this Note may be prepaid, in whole or in part, prior to Maturity Date, without penalty upon 30 days prior written notice to the Holder.  The Holder may, at any time prior to the prepayment date, convert all or a portion of the principal being prepaid into shares of common stock, as provided in Section 4 of this Note.

3.  Event of Default.  The entire balance of unpaid principal shall, at the option of the Holder, become immediately due and payable if any of the following events shall occur and be continuing:

i.

The Maker shall fail to make any payment herein provided when due; or

ii.

There shall occur a default under any mortgage, indenture, loan agreement or other instrument evidencing indebtedness binding on the Maker or any of its subsidiaries which shall have resulted in the indebtedness evidenced thereby becoming or being declared due and payable prior to the date on which it would otherwise have been due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled; or

iii.

The Maker or any of its subsidiaries shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Maker or any of its subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Maker or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (iii); then, and in any such event, the Holder may, by notice to the Maker, declare the Note and all interest thereon to be forthwith due and payable, whereupon the Note and all such interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker: provided, however, that in the event of any actual or deemed entry of an order for relief with respect to the Maker under the U.S. Federal Bankruptcy Code, the Note and all such interest shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Maker.

All payments due hereunder shall be made at the address of the Holder as set forth in the Subscription Agreement, or at such other place as the Holder may designate from time to time in writing.

4.  Convertibility of Note.  At any time after written notice to the Maker (which notice must be delivered on or before the Maturity Date), the unpaid principal amount of this Note and the accrued but unpaid interest shall at the option of the Holder be convertible in whole or in part into shares of Common Stock of the Maker at a conversion price equal to $.20 per share.  To the extent that the Holder has not, on or before the Maturity Date, delivered the notice of conversion, as permitted by this Section 4, then, any remaining amount of principal, interest or fees/charges due hereunder may be paid in U. S. Dollars.  The issuance of the Common Stock upon conversion of this Note shall be subject to compliance with applicable securities laws.  The Holder shall execute such documents as the Maker shall reasonably require to insure compliance with such laws.

5.  Conversion of Note.  Subject to Section 4, the conversion rights represented by this Note may be exercised in whole, or in part, by the surrender of this Note and the duly executed Notice of Conversion (the form of which is attached as Exhibit A), at the principal office of the Maker.  Upon conversion, the Holder shall be entitled to receive, within a reasonable time, a certificate, issued in the Holder’s name or in such name or names as the Holder may direct, which shall evidence the shares of Common Stock of the Maker issuable upon conversion.  The shares of common stock so acquired shall be deemed to be issued as of the close of business on the date on which the Notice of Conversion is received by the Maker.  In the event the Note is converted in part, a replacement Note of like tenor evidencing the remaining principal amount owed after the Conversion shall be issued to the Holder.

6.  Adjustments of Conversion Price.  In the event of a merger, consolidation, reorganization, recapitalization, or other change in the organizational structure of the Maker, reasonable and appropriate adjustments shall be made by the Board of Directors of the Maker (or if the Maker is not the surviving corporation in any such transaction, the Directors, Board of Directors or its equivalent of the surviving corporation) with respect to the shares of Common Stock the Holder is eligible to receive upon conversion of and pursuant to the terms of the Note.  Any such adjustments shall be conclusive and binding on the Holder.

7.  No Rights as Stockholders.  Except as set forth below, this Note does not entitle the Holder to any voting rights or other rights as a Stockholder of the Maker prior to conversion and surrender of this Note.  Upon valid conversion and surrender of this Note in accordance with the terms hereof, the Holder shall be deemed a Stockholder of Maker.

8.  Sale or Transfer of the Note and Underlying Shares of Common Stock; Legend.  The Note and the underlying shares of Common Stock shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, or (ii) such sale or transfer is exempt from the registration requirements of the Act and applicable state securities laws.  Each certificate, if any, representing the shares of Common Stock issued upon conversion of this Note shall bear a legend substantially in the following form:

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

Prior to recognizing any transfer, the Company will be entitled to receive a written legal opinion of experienced securities counsel reasonably acceptable to the Company concerning compliance with federal and state securities laws; the expense of such legal opinion shall be paid by the transferor.  Such shares of Common Stock may be subject to additional restrictions on transfer imposed under applicable foreign securities laws.

9.  Modifications and Waivers.  This Note may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

10.  Reserved.

11.  Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder or Maker shall be delivered, or shall be sent by certified or registered mail, postage prepaid, or recognized overnight courier (with signature required) to the Holder at his/its address shown on the books of the Maker or in the case of the Maker, at the address indicated above, or if different, at the principal office of the Maker.

12.  Loss, Theft, Destruction or Mutilation of Note or Certificate Representing Shares of Common Stock.  The Maker covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note or any certificate evidencing any shares of Common Stock and the posting of a bond reasonably acceptable to the Maker, and upon surrender and cancellation of this Note or certificate evidencing shares of Common Stock, if mutilated, the Maker will make and deliver a new Note or certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note or certificate.

13.  Binding Effect on Successors.  This Note shall be binding upon any business association succeeding the Maker by merger, consolidation or acquisition of all or substantially all of the Maker’s assets.

14.  Governing Law.  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, without regard to the conflict of law principles thereof.

IN WITNESS WHEREOF, Northsight Capital, Inc. has caused this Note to be executed by a representative thereunto duly authorized.

ORIGINAL ISSUANCE DATE:

February 29, 2016

Northsight Capital, Inc.

S/John Venners/

John Venners, EVP Operations

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